UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007 (January 24, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2007, OMNI Energy Services Corp. (“OMNI”) executed a definitive Asset Purchase Agreement (“Purchase Agreement”) to acquire certain assets of Cypress Consulting Services, Inc. d/b/a Cypress Energy Services (“Cypress”), a Texas corporation.

Subject to the terms and conditions of the Purchase Agreement, OMNI will purchase certain assets from Cypress for the total consideration of approximately $10.1 million, including $7.1 million of cash and the issuance of a $3.0 million, three-year 5% promissory note. Closing of the acquisition is subject to approval by OMNI’s senior lenders and the Board of Directors of both companies. Closing is expected to occur during the first quarter of 2007.

Cypress currently employs approximately 200 people in two distinct business segments – Seismic Drilling Services and Employee Leasing. The acquisition of the assets of Cypress includes the assumption of approximately $20 million of seismic drilling contracts. The Employee Leasing segment provides both skilled and unskilled contract labor services to various companies working in the oil and gas industry.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

In the press release dated January 29, 2007, OMNI reported that Cypress had pro forma earnings before interest, taxes, depreciation and amortization of approximately $2.5 million on revenues of approximately $23.1 million. OMNI recently announced that its full year pro forma combined revenues for fiscal 2006, including the acquisitions of Charles Holston, Inc., Preheat, Inc. and Rig Tools, Inc. for the entire twelve month period exceeded $140 million.

A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Asset Purchase Agreement dated January 24, 2007 by and between OMNI Energy Services Corp. and Cypress Consulting Services, Inc., d/b/a Cypress Energy Services, a Texas corporation and Dennis Gray.

99.1	Press release dated January 29, 2007 announcing the execution of a definitive Asset Purchase Agreement with Cypress Consulting Services, Inc. d/b/a Cypress Energy Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: January 30, 2007
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President